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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Imagyn Medical Technologies, Inc. on Form S-3 (File No. 333-_________ ) of our report dated January 27, 1998 included in Imagyn Medical Technologies, Inc's Annual Report on Form 10-K for the year ended March 31, 1998 on our audits of the consolidated financial statements of Imagyn Medical, Inc. as of March 31, 1997 and for the nine month period ended March 31, 1996 and the year ended March 31, 1997 (not separately included therein). We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

Newport Beach, California
September 17, 1998